                                                                      EXHIBIT 23


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44826; 33-57533; 33-63097; 333-7229; 333-13811; 333-15375; 333-18273 and 333-43137);
the Registration Statements on Form S-8 (Nos. 2-80406; 33-45279; 33-60695; 333-02875; 333-07105; 333-20913 and 333-24331) and the Post-Effective Amendment
No. 1 on Form S-8 to Registration Statements on Form S-4 (Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189 and 333-40515) of NationsBank
Corporation of our report dated January 9, 1998 appearing on page 46 of this Form 10-K.



PRICE WATERHOUSE LLP
Charlotte, North Carolina
March 13, 1998